SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 22, 2005

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road, Suite 1200
Atlanta Georgia 30328

(Address of Principal
Executive Offices)

(770) 829-3700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement

On August 22, 2005, Beazer Homes USA, Inc. (the “Company”) entered into a $750 million (expandable up to $1 billion), four-year unsecured revolving credit facility (the “Credit Facility”) with JP Morgan Chase Bank, N.A. as Administrative Agent, BNP Paribas, Guaranty Bank and Wachovia Bank as Syndication Agents, The Royal Bank of Scotland plc as Documentation Agent, Citicorp North America, Inc., SunTrust Bank and Washington Mutual Bank, FA as Managing Agents, Comerica Bank, PNC Bank, National Association and UBS Loan Finance LLC as Co-Agents and the following other Lenders: AmSouth Bank, Bank United, FSB, City National Bank, Compass Bank, Deutsche Bank Trust Company Americas, Union Bank of California, N.A., Fifth Third Bank, (a Michigan banking corporation), Regions Bank and U.S. Bank National Association.  J.P. Morgan Securities Inc. acted as Lead Arranger and Sole Bookrunner, under the Credit Facility. Amounts available under the Credit Facility will replace the Company’s existing revolving credit facility (referenced in Item 1.02), and will be used for general corporate purposes of the Company and its subsidiaries. Certain of the lenders named above, directly or through affiliates, have pre-existing relationships with the Company.

The principal amount of the loans under the Credit Facility may not exceed $750 million; provided, that at any time within four years of the closing date and so long as no default or event of default has occurred and is continuing, the Company may request increases, subject to agent approval, in the aggregate commitments of the lenders, up to an amount not to exceed $1 billion. The Credit Facility includes a $50 million swing line commitment and has a $350 million sublimit for the issuance of standby letters of credit. Substantially all of the Company’s significant subsidiaries (as defined in the Credit Facility) are guarantors of the obligations under the Credit Facility.  Each guarantor subsidiary is a 100% owned subsidiary of the Company.

The Credit Facility contains customary representations, warranties and covenants, including covenants limiting liens, guaranties, mergers and consolidations, substantial asset sales, investments and loans, sale and leasebacks and other fundamental changes. In addition, the Credit Facility contains covenants to the effect that (i) the Company will maintain a minimum consolidated tangible net worth (as defined in the Credit Facility), (ii) the Company shall maintain an interest coverage ratio (as defined in the Credit Facility) of not less than 2.0 to 1.0, (iii) the Company will not permit the leverage ratio (as defined in the Credit Facility) to exceed 2.25 to 1.00 as long as the interest rate coverage ratio is at least 2.5 to 1.0 or 2.0 to 1.0 at any other time and (iv) the Company’s ratio of adjusted land value to the sum of consolidated tangible net worth plus 50% of consolidated subordinated debt (as those terms are defined in the Agreement) shall not exceed 1.0 to 1.0. The Company’s borrowings under the Credit Facility may also be limited based on the amount of borrowing base available and the ratings of its senior unsecured long-term debt.

In the event of a default by the Company under the Credit Facility, including cross-defaults relating to specified other debt of the Company or its consolidated subsidiaries in excess of $5 million, the lenders may terminate the commitments under the Credit Facility and declare the amounts outstanding, including all accrued interest and unpaid fees, payable immediately. In addition, the lenders may enforce any and all rights and remedies created under the Credit Facility or applicable law or equity, including set-off rights. For events of default relating to insolvency, bankruptcy or receivership, the commitments are automatically terminated and the amounts outstanding become payable immediately.

The Company has the option to elect two types of loans under the Credit Facility. If the Company elects the Alternative Base Rate Loan (“ABR” as defined in the Credit Facility), the Company’s rate per annum will be equal to the ABR in effect from time to time as interest accrues. If the Company elects to borrow U.S. dollars as a Eurodollar Loan, the Company’s rate per annum will be equal to the Eurodollar Rate for such interest period adjusted for the Applicable Eurodollar Margin (as defined in the Credit Facility). The Applicable Eurodollar Margin varies, depending on the Company’s leverage ratio and the ratings of its senior unsecured long-term debt. During the term of the Credit Facility, the Company will pay a commitment fee to the Administrative Agent, for the account of the Lenders, which will vary, depending on the Company’s leverage ratio and the ratings of its senior unsecured long-term debt, and ranges from 0.175% to 0.30% of the unborrowed commitments.

Loans made and other obligations incurred under the Credit Facility will mature on August 21, 2009. The Credit Facility is attached as Exhibit 10.1 hereto and is incorporated herein by reference.  The above-referenced summary of the material terms of the Credit Facility is qualified in its entirety by reference to Exhibit 10.1.

The Company also issued a press release on August 22, 2005 announcing its entering into the Credit Facility, a copy of which is also filed herewith and incorporated herein by this reference.

Item 1.02. Termination of a Material Definitive Agreement.

The Credit Facility replaced as of August 22, 2005 the existing Amended and Restated Credit Agreement dated as of May 28, 2004 between the Company and Bank One, NA, as Agent, Guaranty Bank, BNP Paribas and Wachovia Bank, National Association as Syndication Agents, The Royal Bank of Scotland plc as Documentation Agent, SunTrust Bank, PNC Bank, National Association and Washington Mutual Bank, FA, as Managing Agents, Comerica Bank and KeyBank National Association as Co-Agents, and Banc One Capital Markets, Inc., Lead Arranger and Sole Bookrunner described in Item 1.01 above. There were $92.0 million of letters of credit outstanding under the Amended and Restated Credit Agreement that have been transferred to the Credit Facility. There were no other borrowings outstanding under this credit facility at the time of termination. The material relationships described in Item 1.01 are incorporated herein by reference.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

10.1

Credit Agreement dated as of August 22, 2005, among Beazer Homes USA, Inc., as Borrower, the Lenders Parties Thereto, JPMorgan Chase Bank, N.A. as Administrative Agent, BNP Paribas, Guaranty Bank and Wachovia Bank, National Association as Syndication Agents, The Royal Bank of Scotland plc as Documentation Agent, Citicorp North America, Inc., SunTrust Bank and Washington Mutual Bank, FA as Managing Agents, Comerica Bank, PNC Bank, National Association and UBS Loan Finance LLC as Co-Agents and J.P. Morgan Securities Inc. as Lead Arranger and Sole Bookrunner

99.1	Press Release dated August 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: August 24, 2005	By:	/s/ James O’Leary
James O’Leary
Executive Vice President and Chief Financial Officer